Exhibit 99.2

1 September 8, 2022 ARGO GROUP Strategic Update

2 Forward-Looking Statements This presentation and any related oral statements may include forward-looking statements, both with respect to Argo Group International Holdings, Ltd. (“Argo Group”, “we”, or “our”) and its industry, that reflect our current views with respect to future events and financial performance. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "expect," "intend," "plan," "believe," “do not believe,” “aim,” "project," "anticipate," “seek,” "will," “likely,” “assume,” “estimate,” "may," “continue,” “guidance,” “objective,” “vision,” “strategy,” “positioned,” “remain optimistic,” "path toward," “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature. There can be no assurance that actual developments will be those anticipated by Argo Group. Actual results may differ materially as a result of significant risks and uncertainties including but not limited to the continuing impact of the novel coronavirus pandemic and related economic matters; changes in the pricing environment including those due to the cyclical nature of the insurance industry; increased competition; the adequacy of our projected loss reserves including development of claims that varies from that which was expected when loss reserves were established, adverse legal rulings which may impact the liability under insurance contracts beyond that which was anticipated when the reserves were established, development of new theories related to coverage which may increase liabilities under insurance contracts beyond that which were anticipated when the loss reserves were established, and reinsurance coverage being other than what was anticipated when the loss reserves were established; changes in tax regulations or laws applicable to us, our subsidiaries, brokers or customers; state, federal and foreign regulations that may impede our ability to charge adequate rates and efficiently allocate capital; changes in insurance regulations in the U.S. or other jurisdictions in which we operate; actions by our competitors, many of which are larger or have greater financial resources than we do; the inability to retain key personnel; natural and/or man-made disasters, including terrorist acts; impact of global climate change; changes in the availability, cost or quality of reinsurance or retrocessional coverage; the inability to collect reinsurance recoverables; a downgrade in our financial strength ratings; changes in general economic and/or industry specific conditions, including inflation or deflation, foreign currency exchange rates, interest rates, and other similar factors; changes in the financial markets that impact investment income and the fair market values of our investments; changes in asset valuations; failure to execute information technology strategies; exposure to an information security breach; failure of outsourced service providers; failure to execute on expense targets; inability to successfully execute our business plan, divestitures, mergers or acquisitions; and costs associated with shareholder activism. Each of the proposed transactions referenced in this presentation is subject to risks and uncertainties, including, but not limited to, that the proposed transactions may be unable to be completed because of the failure to obtain required regulatory approvals or satisfy (or obtain waivers of) the closing conditions and uncertainty as to the timing of completion of the proposed transactions. For a more detailed discussion of such risks and uncertainties, see Item 1A, “Risk Factors” in Argo Group’s Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2021, as supplemented in Part II, Item 1A, “Risk Factors” of Argo Group’s subsequent Quarterly Reports on Form 10-Q and in other filings with the Securities and Exchange Commission. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo Group that Argo Group’s objectives will be achieved. Argo Group undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on any such statements. Use of Non-GAAP Financial Information In presenting the Company's results, management has included and discussed in this presentation certain non-generally accepted accounting principles ("non-GAAP") financial measures within the meaning of Regulation G as promulgated by the SEC. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the Company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company's business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP"). For additional information, please see Argo Group’s Current Report on Form 8-K issued on August 8, 2022, which is available on the SEC’s website and also at http://www.argolimited.com.

3 Table of Contents Executive Summary 1 Argo Profile 2 Overview of Syndicate 1200 Transaction 3 Overview of LPT Transaction 4 Update on Strategic Alternatives Process 5

4 1. Executive Summary

5 Transformative Business Strategy Driving Positive Results Actions Taken over Past Two Years: Argo Today: ◼ $2+bn premium pure play U.S. specialty business ◼ Strong capital position and on- going business portfolio ◼ Reduced earnings volatility ◼ Strengthened balance sheet Leadership and the Board are fully committed to maximizing shareholder value and are currently reviewing all strategic alternatives 1 2 3 4 Announced 10 business exits (2 remaining operating platforms) $954mm1 net reserves transferred 1 At the inception of the contracts. 2 Past 3 years. 3 From 2019 to H1 2022. Average2 combined ratio for ongoing business of 93.0% ~280bps reduction in expense ratio3 Simplified portfolio Announced two major risk transfer actions Re-underwritten core U.S. specialty business Significantly reduced costs Argo will be a pure play U.S. specialty business, having executed 10+ significant actions to simplify its business model, strengthen/de-risk its balance sheet and re-underwrite and drive efficiencies in its core businesses

6 Completed Significant Business Divestitures to Focus on more Profitable Lines Announced 10 significant divestitures to exit international businesses including Italy, Brazil and Malta businesses, as well as announced the sale of its Lloyd’s syndicate operations Brazil: $79 GWP Syndicate 1200 and 1910: $761 GWP1 Italy: $13 GWP Malta: $82 GWP 1 Other businesses exited in U.S. include: ◼ U.S. Grocery & Retail ◼ Contract Binding P&C business ◼ U.S. Specialty Property businesses Ariel Re: $224 GWP Dubai: $27 GWP Note: $ shown in millions. Gross written premiums shown are FY 2021 for Brazil, Syndicate 1200, and Dubai and are FY 2020 for Ariel Re, Italy, and Malta. 1 Excludes Syndicate 1910.

7 Announced U.S. LPT Transaction to Reduce Earnings Volatility and Improve Regulatory Capital Position On August 8, 2022, Argo announced a Loss Portfolio Transfer (“LPT”) transaction with Enstar, effective January 1, 2022, covering a majority of the company’s U.S. Casualty insurance reserves, including construction, for accident years 2011 through 2019 2 Key Terms ◼ $746mm net reserves transferred at inception ◼ Additional $275mm of cover in excess of $821mm ◼ Argo retains loss corridor of $75mm above the $746mm of reserves Outcome ◼ Improved regulatory capital position ◼ Provides protection against reserve volatility for years 2011 - 2019 ◼ Re-underwrote exposure to the business — Exposure to 2020 and 2021 remains with favorable current accident year performances Note: Closing of the transaction is subject to regulatory approval and other customary closing conditions and is expected to be completed in the second half of 2022.

8 93.6% 88.2% 97.4% 94.5% 124.5% 126.1% 133.2% 97.1% 2019 2020 2021 H1 2022 Ongoing Combined Ratio Exited Combined Ratio '19 -'21 Ongoing Average: 93.0% '19 -'21 Exited Average: 127.9% Re-underwriting actions focused on on-going profitable business 3 Completed Re-underwriting Actions Argo Ongoing vs. Exited Combined Ratio1 1 Ongoing includes ongoing U.S. plus Bermuda and exited includes exited U.S. (U.S. Specialty Property, Contract Binding, Argo Insurance), Brazil, Europe and Reinsurance. Syndicate 1200 and Run-Off Lines are not reflected in either ongoing or exited business. $801 Exited GWP ($mm) $761 $280 $22

9 18.5% 17.2% 35.7% H1 2022 20.2% 16.6% 36.8% 2021 Successfully Reduced Expense Ratio by Nearly 3 Points 21.5% 20.7% 20.1% 17.0% 16.8% 16.6% 38.5% 37.5% 36.8% Non-Acquisition Expense Ratio Acquisition Expense Ratio 4 Expense Ratio 2.8 pts Reduction 21.5% 17.0% 38.5% 2019 20.7% 16.8% 37.5% 2020

10 2. Argo Profile

11 Argo Key Highlights Following completion of these transactions, Argo will be a pure play U.S. specialty business with solid fundamentals focused on underwriting expertise and strong growth momentum Diversified specialty insurer operating in profitable business segments 1 Strong growth momentum in on-going businesses 3 Business repositioning is substantially complete with reduced risk exposures 4 Strong balance sheet and capital position 5 Pure play U.S. focused risk / underwriting 2

12 U.S. Risk 99% International Risk 1% Property $302 Liability $1,189 Professional $539 Specialty $228 Ongoing Q2 2022 LTM GWP: $2.3bn ~99% of Argo’s ongoing business is U.S-based risk Pure Play U.S. Specialty Insurer Operating in Profitable Business Segments Argo’s Competitive Advantages ✓ Diversified risk profile with limited CAT exposure ✓ Deep, longstanding, multi- channel distribution relationships: retail, wholesale and managing general agents (MGA) ✓ Talented underwriting and claims personnel ✓ Partner with producers by providing highly specialized counsel and industry knowledge ✓ Innovative and customized solutions 1 $ in millions. 2

13 Strong Growth Momentum in On-going Businesses 3 Argo has optimized its portfolio to focus on profitable and scalable businesses Ongoing GWP $ in millions. Selected Business Lines Six different P&L underwriting units with strong business leaders ARGO PRO CONSTRUCTION SURETY CASUALTY ENVIRONMENTAL INLAND MARINE $ 1,798 $ 1,995 $ 2,211 2019 2020 2021

14 Business Repositioning is Substantially Complete with Reduced Risk Exposures 4 Reduction in Catastrophe Losses $ in millions. Argo has significantly reduced CAT exposure and liability exposure through strategic business exits $ 57.0 $ 58.6 $ 11.2 $ 179.2 $ 92.7 2020 2021 2022 Q2 YTD Full Year

5 Strong Balance Sheet and Capital Position

~$3.9bn	~$33.80 / ~$41.10	70%+
Pro Forma Q2 2022 Invested Assets[1]	*Pro Forma Q2 2022 BVPS (inc. / ex. AOCI)*[1]	*Pro Forma YE2021 US Loss Reserves Attributable to 2020/2021 Current Accident Year*[2]

- **Sale of Lloyd's business** Provides enhanced capital position from transaction proceeds and capital release
- **LPT Transaction with Enstar** provides protection against reserve volatility and provides Argo with additional capital flexibility
- **Ratings for AM Best and S&P** are of A- / A- respectively for Argo
- **60%+ reduction** in 1 in 250 year probable maximum loss (PML) in property businesses since 2018

[1] Pro forma for sale of Lloyd's business and loss portfolio transfer. [2] Pro forma for loss portfolio transfer.

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16 3. Overview of Syndicate 1200 Transaction

17 Sale of Argo’s Lloyd’s Business Transaction Summary ◼ On September 8, 2022, Argo entered into a definitive agreement for the sale of Argo Underwriting Agency Limited (including each of its subsidiaries), which incorporates Argo’s Lloyd’s Syndicate 1200 business to Westfield ◼ Westfield is a U.S.-based mutual insurance company focused on personal and commercial lines ◼ Transaction strengthens Argo’s financial position, simplifies corporate structure and drives greater efficiencies by facilitating increased focus on on-going business lines Purchase Price and Multiples ◼ Total purchase price of $125mm1 ◼ Westfield to replace Funds at Lloyd’s, including the FAL supported by Argo Re Ltd. of $136.9mm ◼ Implied transaction multiples: P/TBV of 1.16x or P/BV of 0.81x as of Q1 20221 Timing for Closing ◼ Expected to close in the first half of 2023 ◼ Subject to customary closing conditions and regulatory approvals, including Lloyd’s of London, UK Prudential Regulatory Authority and UK Financial Conduct Authority 1 Purchase price will vary up / down based on tangible book value at closing relative to the $107mm level. Excludes transaction related costs.

18 Liability 53% Professional 24% Specialty 10% Property 13% Liability 44% Professional 23% Specialty 17% Property 15% Post-Sale Pro Forma Business Mix Sale of Syndicate 1200 achieves Argo’s transformation into a pure play U.S. specialty insurer Q2 2022 LTM Total Gross Written Premiums: $3.1bn Q2 2022 LTM On-going Total Gross Written Premiums: $2.3bn Liability Mix U.S. / International Based Risk1 1 Pre-transaction U.S / International based risk based on YE 2021. U.S. 83% International 17% U.S. 99% International 1%

19 4. Overview of LPT Transaction

20 U.S. Loss Portfolio Transfer Key Terms Key Points Accelerates Argo’s Derisking Plans ◼ Enstar will reinsure a number of Argo’s direct U.S. casualty insurance portfolios, including construction, relating to the accident years 2011 to 2019 ◼ Provides protection against reserve volatility and provides Argo with additional regulatory capital flexibility ◼ Allows Argo to remain focused on pursuing profitable growth as a U.S. specialty insurer with leading positions in specialty markets Transaction Structure ◼ Enstar’s subsidiary will provide ground up cover of $746 million of U.S. Casualty reserves at inception — Additional $275 million of cover in excess of $821 million — Policy limit of $1.1 billion — Argo retains a loss corridor of $75 million above the $746 million of reserves ◼ Argo anticipates recognizing an after-tax charge for approximately $100 million in connection with this transaction in the third quarter of 2022 Timing ◼ Closing of the transaction is subject to regulatory approval and other customary closing conditions and is expected to be completed in the second half of 2022

21 5. Update on Strategic Alternatives Process

22 Continued Focus on Exploring Strategic Alternatives and Maximizing Shareholder Value • Initiated on April 28, 2022, Argo’s exploration of strategic alternatives has progressed significantly under the Board’s Strategic Review Committee o Executed on strategic transactions with Westfield and Enstar o Transactions have simplified corporate structure, enhanced fundamentals of Argo’s core U.S. specialty businesses, strengthened capital and reduced reserve volatility o J. Daniel Plants, Chief Investment Officer of Voce Capital Management LLC and Argo’s largest active shareholder, appointed as independent member of the Company’s board of directors and Chairperson of the Strategic Review Committee o Board continues to be advised by leading financial and legal advisors, Goldman Sachs and Skadden Arps Board continues to actively consider a range of options for Argo, including, among other things, a potential sale, merger or additional strategic transactions

23 Key Takeaways Argo will be a pure play U.S. specialty business, having executed 10+ significant actions to simplify its business model, strengthen/de-risk its balance sheet and re-underwrite and drive efficiencies in its core businesses The Board continues to review all strategic alternatives, including a potential sale or merger of the company, to maximize shareholder value